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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):    December 13, 1999


                             Metamor Worldwide, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                 0-26970                                 76-0407849
        (Commission File Number)            (I.R.S. Employer Identification No.)



           Five Post Oak Park
    4400 Post Oak Parkway, Suite 1100
             Houston, Texas                              77027-3413
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (713) 548-3400



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ITEM 5.  OTHER EVENTS


         On December 13, 1999, Metamor Worldwide, Inc. ("Metamor") announced that it had amended the Registration Statement of Xpedior Incorporated, its eBusiness services unit, to resolve certain accounting matters with the Securities and Exchange Commission. In the amended filing, Metamor reduced the goodwill amortization period for Xpedior to 20 years and changed the estimated fair value of Xpedior's stock used in measuring the non-cash compensation charge for stock options issued prior to the initial public offering. Metamor and Xpedior have agreed to these non-cash charges to allow Xpedior to proceed in the registration process with the SEC.

         These non-cash accounting adjustments relate to Xpedior and will not change the accounting treatment for Metamor's other business units. However, because Xpedior is a majority-owned subsidiary of Metamor, the effects of these adjustments will be reflected in Metamor's consolidated financial statements and Metamor will restate its Forms 10-Q for the 1999 quarterly periods. The effect on periods prior to January 1, 1999 was not material to Metamor's results of operations or its financial condition.

         For the nine months ended September 30, 1999, the charges for these non-cash adjustments total $3.7 million, which reduce Metamor's earnings per share by $0.08. For that period, Metamor reported income from continuing operations of $0.49 per share and earnings per share (including discontinued operations) of $1.12.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     METAMOR WORLDWIDE, INC.
                                              (Registrant)



Dated:  December 13, 1999            By:  /s/ EDWARD L. PIERCE
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                                          Edward L. Pierce
                                          Executive Vice President and Chief
                                          Financial Officer